Sandler O’Neill East Coast Financial Services November 17, 2016 Robert Cozzone – Chief Financial Officer and Treasurer Mark Ruggiero – SVP, Controller and Principal Accounting Officer Exhibit 99.1

(2) Who We Are • Main Sub: Rockland Trust • Market: Eastern Massachusetts • Loans: $5.7 B • Deposits: $6.3 B • $AUA: $2.9 B • Market Cap: $1.6 B • NASDAQ: INDB

(3) Key Messages • Lengthy track record of consistent, solid performance • Robust loan and core deposit activity • Growing fee revenue sources, esp. Investment Mgmt. • Expanding footprint in growth markets • Tangible book value steadily growing * • Well-positioned for rising rate environment • Intelligent expense management • Disciplined risk management culture * See appendix A for reconciliation

(4) Expanding Company Footprint Rank 2016 1 23.5% 39% Rank 2016 5 4.9% 18% Rank 2016 3 12.3% 14% Rank 2016 6 7.9% 12% Rank 2016 19 1.2% 10% Rank 2016 17 0.3% 4% Rank 2016 2 19.7% 2% Rank 2016 31 0.3% 1% Suffolk County Bristol County Worcester County Dukes County (MV) Middlesex County Norfolk County % of INDB Dep.Share Barnstable County (Cape Cod) Market Plymouth County Source: SNL Financial; Deposit/Market Share data as of October 20, 2016. *Pro forma for pending Island Bancorp, Inc. acquisition *

(5) Recent Accomplishments • Three consecutive years of record earnings • Reached agreement to acquire Island Bancorp, Inc. of Martha’s Vineyard • Finalized acquisition of New England Bancorp, Inc. of Cape Cod • Capitalizing on expansion moves in vibrant Greater Boston market • Growth initiatives – new equipment leasing product, new N. Quincy branch, expanded digital offerings • Strong household growth rate

(6) 55.2 59.9 71.7 52.3 60.1 2013 2014 2015 YTD 15 YTD 16 Operating Earnings ($ Mil.)** Strong Fundamentals Driving Performance +14% CAGR Diluted EPS $2.18 $2.49 $2.50 $1.76 $2.26 • Robust customer activity • Core deposits up to 90% • Fee revenues rising • Low funding costs • Solid asset quality vs. peers • TBV steadily growing* • Solid returns Diluted EPS $2.39 $2.50 $2.76 $2.02 $2.28 * See appendix A for reconciliation * *See appendix B for reconciliation 50.3 59.8 65.0 45.5 59.5 2013 2014 2015 YTD 15 YTD 16 Net Income ($ Mil.) +14% CAGR

(7) Vibrant Commercial Lending Franchise TOTAL LOANS $5.7 B AVG. YIELD: 4.02% 3Q 2016 Comm'l 72% Resi Mtg 11% Home Eq 17% • Long-term CRE/ C&I lender • Strong name recognition in local markets • Expanded market presence • Experienced, knowledgeable lenders • Commercial banker development program • Growing in sophistication and capacity • Increased small business focus • Disciplined underwriting

(8) Low Cost Deposit Base Demand Deposits 32% Money Market 19% Savings/Now 39% CDs 10% TOTAL DEPOSITS $6.3 B AVG. COST: 0.17% 3Q 2016 • Sizable demand deposit component • Valuable source of liquidity • Relationship-based approach • Excellent household growth • Expanded digital access • Growing commercial base CORE DEPOSITS: 90%

(9) 6.1 20.7 16.2 2006 2015 YTD 16 Revenues ($ Mil.) 816 2,883 2006 3Q16 AUAs ($ Mil.) Investment Management : Transformed Into High Growth Business +253% +239% • Successful business model • Growing source of fee revenues • Strong feeder business from Bank • Expanding investment center locations • Cross-sell opportunity in acquired bank markets • Adding experienced professionals

(10) Well-Positioned for Rising Rates: Prudent Balance Sheet Management -10% -5% 0% 5% 10% 15% 20% 25% 30% Year 0 Year 1 Year 2 % In cr ease o n N et In te re st In co m e Interest Rate Sensitivity Down 100 Up 200 Up 400 Flat Up 200

(11) Asset Quality: Well Managed 34.7 27.5 27.7 24.8 2013 2014 2015 3Q16 NPLs ($ Mil.) 8.8 8.5 0.8 -0.3 2013 2014 2015 YTD 16 Net Chargeoffs ($ Mil.) NPL/Loan % 0.73% 0.55% 0.50% 0.43% Peers 0.68%* Loss Rate 19bp 18bp 1bp (1)bp Peers 11bp* * Source: FFIEC Peer Group 2; $3-10 Billion in Assets, June 30, 2016 Incl. 90 days + overdue

(12) Strong Capital Position (period end) 6.9% 7.4% 8.0% 8.3% 2013 2014 2015 3Q16 Tangible Equity/Tangible Assets%* $17.18 $19.18 $21.29 $23.08 2013 2014 2015 3Q16 Tangible Book Value* +34% * See appendix A for reconciliation $24.85 $26.69 $29.40 $31.09 2013 2014 2015 3Q16 Book Value Per Share +25% Equity/Assets% 9.7% 10.1% 10.7% 10.9% 2013 2014 2015 3Q16

(13) Strong Capital Position continued (period end) 8.6% 8.8% 9.3% 9.6% 2013 2014 2015 3Q16 Tier 1 Leverage % • Strong internal capital generation • No storehousing of excess capital • No external equity raising • No dividend cuts

(14) Attentive to Shareholder Returns $0.88 $0.96 $1.04 $0.87 2013 2014 2015 YTD 16 Cash Dividends Declared Per Share

(15) Sustaining Business Momentum Business Line • Expand Market Presence/Recruit Seasoned Lenders • Grow Client Base • Expand Specialty Products, e.g. ABL, Leasing • Lender Development Programs Commercial • Continue to Drive Household Growth • Expand Digital Offerings • Optimize Branch Network Retail Delivery • Capitalize on Strong Market Demographics • Continue Strong Branch/Commercial Referrals • Expand COI Relationships Investment Management • Continue Aggressive H.E. Marketing • Scalable Resi Mortgage Origination Platform Consumer Lending Focal Points

(16) Expanded Presence in Vibrant Greater Boston Long-Term Commercial Lender in Greater Boston Central Bancorp $357MM Deposits 10 Branches – Nov. 2012 Investment Management and Commercial Lending Center October 2013 Peoples Federal Bancshares $432MM Deposits 8 Branches – Feb. 2015

(17) Island Bancorp Acquisition Edgartown National Bank • Profitable, well-managed community bank • Provides first retail presence on M.V. • Excellent complement to growing Cape Cod presence • Financially attractive • $0.03 - $0.04 EPS accretion expected in 2018 • Neutral to TBV • Modest, low-risk deal • Asset size: $194MM • Transaction value: $24.5MM • Expected to close in 2Q ‘17 INDB: A Proven Integrator

(18) Building Franchise Value Disciplined Acquisitions Deal Value: $84.5MM 2% Core Dep. Premium* Benjamin Franklin Bancorp Apr ‘09 $994mm Assets $701mm Deposits 11 Branches Deal Value: $52.0MM 8% Core Dep. Premium* Central Bancorp Nov ‘12 $537mm Assets $357mm Deposits 10 Branches Deal Value: $40.3MM 8% Core Dep. Premium* Mayflower Bancorp Nov’13 $243mm Assets $219mm Deposits 8 Branches $260 mm Assets $214mm Deposits Net 1 Branch Deal Value: $41.7MM 12% Core Dep. Premium* All Acquisitions Immediately Accretive *Incl. CDs <$100k Deal metrics based on closing price and actual acquired assets New England Bancorp Nov ‘16 Deal Value: $102.2 MM 17% Core Dep. Premium* Slade’s Ferry Bancorp Mar ‘08 $630mm Assets $411mm Deposits 9 Branches Peoples Federal Bancshares Feb ’15 $640 mm Assets $432mm Deposits 8 Branches Deal Value: $141.8MM 10% Core Dep. Premium* Island Bancorp Q2 ‘17 (est.) $194 mm Assets $171mm Deposits Net 4 Branches Deal Value: $24.5MM 6% Core Dep. Premium*

(19) Major Opportunities in Acquired Bank Markets: Capitalizing on Rockland Trust Brand Investment Management Commercial Banking Retail/ Consumer • $2.9 billion AUA • Wealth/Institutional • Strong referral network • Sophisticated products • Expanded capacity • In depth market knowledge • Award winning customer service • Electronic/mobile banking • Competitive home equity products Acquired Bank Customer Bases

(20) Optimizing Retail Delivery Network In the past twelve months we have: • Acquired specialized analytics software/location model • Shifted branch distribution • Closed/consolidated 3 • Opened 1 • Redesigned 3 • Contracted ATM site in downtown Boston • Implemented in-branch transaction balancing • Transitioned to instant-issue debit cards

(21) INDB Investment Merits • High quality franchise in attractive markets • Strong organic business volumes • Growing brand recognition • Operating platform that can be leveraged further • Capitalizing on in-market consolidation opportunities • Diligent stewards of shareholder capital • Grounded management team • Positioned to grow, build, and acquire to drive long-term value creation

(22) Appendix A The following table reconciles Book Value per share, which is a GAAP based measure to Tangible Book Value per share, which is a non-GAAP based measure. It also reconciles the ratio of Equity to Assets, which is a GAAP based measure, to Tangible Equity to Tangible Assets, a non-GAAP measure, for the dates indicated: 2013 2014 2015 YTD16 (Dollars in thousands, except share and per share data) Tangible common equity Stockholders' equity (GAAP) $591,540 $640,527 $771,463 $818,242 (a) Less: Goodwill and other intangibles 182,642 180,306 212,909 210,834 Tangible common equity 408,898 460,221 558,554 607,408 (b) Tangible assets Assets (GAAP) 6,099,234 6,364,912 7,210,038 7,502,009 (c) Less: Goodwill and other intangibles 182,642 180,306 212,909 210,834 Tangible assets 5,916,592 6,184,606 6,997,129 7,291,175 (d) Common shares 23,805,984 23,998,738 26,236,352 26,320,467 (e) Common equity to assets ratio (GAAP) 9.70% 10.06% 10.70% 10.91% (a/c) Tangible common equity to tangible assets ratio (Non- GAAP) 6.91% 7.44% 7.98% 8.33% (b/d) Book Value per share (GAAP) $24.85 $26.69 $29.40 $31.09 (a/e) Tangible book value per share (Non-GAAP) $17.18 $19.18 $21.29 $23.08 (b/e)

Appendix B

INDEPENDENT BANK CORP.

The following table reconciles net income and diluted EPS, which are GAAP measures, to operating earnings and diluted EPS on an operating basis, which are Non-GAAP measures as of the time periods indicated:

	2013		2014		2015		YTD 15		YTD 16	
	(Dollars in thousands, except per share data)									
Net income available to common shareholders (GAAP)	$ 50,254	$ 2.18	$ 59,845	$ 2.49	$ 64,960	$ 2.50	$ 45,505	$ 1.76	$ 59,469	$ 2.26
Non-GAAP adjustments										
Noninterest income components										
Gain on extinguishment of debt	(763)	(0.03)	-	-	-	-	-	-	-	-
Gain on life insurance benefits (tax exempt)	(227)	(0.01)	(1,964)	(0.08)	-	-	-	-	-	-
Gain on sale of fixed income securities	(258)	(0.01)	(121)	(0.01)	(798)	(0.03)	(798)	(0.03)	-	-
Noninterest expense components										
Impairment on acquired facilities	-	-	524	0.02	109	-	109	-	-	-
Loss on extinguishment of debt	-	-	-	-	122	0.01	122	0.01	437	0.02
Loss on sale of fixed income securities	-	-	21	0.00	1,124	0.04	1,124	0.04	-	-
Loss on termination of derivatives			1,122	0.05	-	-	-		-	
Merger and acquisition expenses	8,685	0.38	1,339	0.06	10,501	0.41	10,501	0.41	691	0.03
Severance	325	0.01	-	-	-	-	-	-	-	-
Total impact of noncore items	7,762	0.38	921	0.12	11,058	0.43	11,058	0.43	1,128	0.05
Net tax benefit associated with noncore items	(2,837)	(0.16)	(866)	(0.03)	(4,285)	(0.17)	(4,285)	(0.17)	(461)	(0.03)
Net operating earnings (Non-GAAP)	$ 55,179	$ 2.40	$ 59,900	$ 2.58	$ 71,733	$ 2.76	$ 52,278	$ 2.02	$ 60,136	$ 2.28

(23)

(24) NASDAQ Ticker: INDB www.rocklandtrust.com Robert Cozzone – CFO & Treasurer Shareholder Relations: (781) 982-6737 Statements contained in this presentation that are not historical facts are “forward-looking statements” that are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.